ATHENE HOLDING LTD. REPORTS
SECOND QUARTER 2019 RESULTS
PEMBROKE, Bermuda – August 5, 2019 – Athene Holding Ltd. ("Athene") (NYSE: ATH), a leading provider of retirement savings products, announced financial results for the second quarter 2019.
Net income for the second quarter 2019 was $720 million, or $3.75 per diluted Class A common share ("diluted share"), compared to net income for the second quarter 2018 of $257 million, or $1.30 per diluted common share. The increase from the prior year quarter was primarily driven by favorable changes in the fair value of reinsurance assets related to the decrease in Treasury rates, as well as an increase in adjusted operating income.
Adjusted operating income1 for the second quarter 2019 was $370 million, or $1.95 per adjusted operating common share, compared to adjusted operating income for the second quarter 2018 of $288 million, or $1.47 per adjusted operating common share. The increase from the prior year quarter was primarily driven by rising investment income related to continued invested asset growth.

Highlights

•	Book value per common share of $66.69, an increase of 28% and 55% for the quarter-over-quarter and year-over-year periods ended June 30, 2019, respectively

•	Adjusted book value per common share of $49.50, an increase of 5% and 17% for the quarter-over-quarter and year-over-year periods ended June 30, 2019, respectively

•	ROE of 25.6%, Consolidated adjusted operating ROE of 16.2%, and Retirement Services adjusted operating ROE of 18.9% for the quarter ended June 30, 2019

•	ROA of 2.12% and adjusted operating ROA of 1.28% for the quarter ended June 30, 2019

•	Repurchased $542 million of common stock from December 2018 through July 2019, including $376 million in the second quarter

•	Athene's Board of Directors has increased the share repurchase authorization by $350 million, effective immediately, bringing the total outstanding authorization to $425 million

•	Raised $863 million of gross proceeds through successful perpetual preferred stock offering in June 2019, at an attractive cost of capital of 6.35%

•
Through July, Apollo/Athene Dedicated Investment Program ("ADIP"), the investment fund managed by Apollo that will help fund Athene Co-Invest Reinsurance Affiliate ("ACRA"), has raised nearly $1.5 billion of capital commitments.

•	Total deposits of $4.0 billion underwritten to target returns for the quarter ended June 30, 2019

•	Estimated ALRe RBC of 415%[2] and U.S. RBC of 411% as of June 30, 2019

“In the second quarter, strong investment returns drove near-record earnings as our business generated an adjusted operating ROE of 19% in Retirement Services,” said Jim Belardi, CEO of Athene. “Our adjusted book value of nearly $50 per share continues to accrete in line with our superior long-term track record of 17% compound annual growth.”
Mr. Belardi continued, “As we have consistently stated, we will deploy capital opportunistically across organic and inorganic growth initiatives, share repurchases, and bolstering for ratings upgrades, as we seek the highest risk-adjusted returns for our shareholders. In the current environment, it’s clear the market is improperly discounting our growing earnings power, which led us to repurchase $376 million of our shares in the second quarter at an average price of less than 90% of adjusted book value per share and high-teens returns. Following another increase in our repurchase capacity, our Board has now authorized nearly $1 billion in the past eight months. Given the attractive levels at which we’re executing, we believe this method of capital deployment is very accretive to shareholders.”
1 This news release references certain Non-GAAP measures. See Non-GAAP Measures for additional discussion.
2 ALRe RBC ratio is used in evaluating our capital position and the amount of capital needed to support our Retirement Services segment and is calculated by applying the NAIC RBC factors to the statutory financial statements of ALRe and its non-U.S. reinsurance subsidiary, on an aggregate basis.

Second Quarter 2019 Results
Net income for the second quarter 2019 was $720 million, an increase of $463 million, or 180%, from the second quarter 2018. The increase over the prior year quarter was driven by favorable changes in the fair value of reinsurance assets, partially offset by an unfavorable change in net FIA derivatives. The change in the fair value of reinsurance assets resulted from a decline in Treasury rates, while the unfavorable change in FIA derivatives resulted from a change in discount rates.
Adjusted operating income for the second quarter 2019 was $370 million, an increase of $82 million, or 28%, from the second quarter 2018, primarily driven by higher investment income. The increase in investment income over the prior year quarter was driven by strong alternative investment income and invested asset growth.
Deposit Highlights
In the second quarter 2019, Athene generated organic deposits of $4.0 billion, an increase of 50% compared to the second quarter 2018, driven by solid results across all channels. Notably, the liabilities supporting these deposits were underwritten to the same return standards as previously generated business.
Retail: In the second quarter 2019, Athene generated $1.9 billion of new deposits, a decrease of 6% from the prior year quarter, reflecting Athene's disciplined approach to pricing in a declining interest rate environment. Athene continues to expand distribution particularly through financial institutions, and sales momentum in newer products continues to be strong. In early July, Athene also launched its first-ever registered index-linked (RILA) annuity product, Athene® Amplify, complementing Athene's suite of retirement solutions.
Flow Reinsurance: In the second quarter 2019, Athene generated $1.1 billion of new deposits, up 138% from the prior year quarter, driven by new reinsurance relationships formed in the second half of 2018.
Institutional: In the second quarter 2019, Athene generated $1.0 billion of new deposits from institutional products, including $706 million of new deposits from one pension risk transfer transaction, and $299 million of new deposits from one funding agreement.

Selected Results

	As of and for the three months ended June 30,
(In millions, except percentages and per share data)	2018	2019
Book value per common share	$42.89	$66.69
Adjusted book value per common share	$42.27	$49.50
Common shares outstanding[1]	197.3	185.4
Adjusted operating common shares outstanding[2]	196.4	184.4

Return on equity (ROE)	12.0%	25.6%
Adjusted operating ROE	14.2%	16.2%
Adjusted operating ROE – Retirement Services	19.8%	18.9%

Return on assets (ROA)	0.98%	2.12%
Adjusted operating ROA	1.34%	1.28%
Net investment spread – Retirement Services	1.90%	1.68%

Investments, including related parties	$98,682	$120,106
Invested assets	$98,609	$116,671
Debt to capital ratio	12.2%	7.4%
Adjusted debt to capital ratio	12.4%	9.0%
Total shareholders' equity	$8,462	$12,365
Adjusted common shareholders' equity	$8,303	$9,127

Organic deposits	$2,690	$4,039
Inorganic deposits	19,104	—
Total deposits	$21,794	$4,039

1 Represents common shares outstanding for all classes eligible to participate in dividends for each period presented. Used for the book value per common share calculation.
2 Adjusted operating common shares outstanding assumes conversion or settlement of all outstanding items that are able to be converted to or settled in Class A common shares, including the impacts of Class B common shares outstanding on a one-for-one basis, the impacts of all Class M common shares outstanding net of the conversion price and any other stock-based awards outstanding, but excluding any awards for which the exercise or conversion price exceeds the market value of Class A common shares on the applicable measurement date. Our Class B common shares are economically equivalent to Class A common shares and can be converted to Class A common shares on a one-for-one basis at any time. Our Class M common shares are in the legal form of shares but economically function as options as they are convertible into Class A shares after vesting and settlement of the conversion price. We believe this non-GAAP measure is an appropriate economic representation of our share counts for use in an economic view of book value metrics.

	Three months ended June 30,
(In millions, except per share data)	2018	2019
Net income	$257	$720
Non-operating adjustments
Investment gains (losses), net of offsets	(74)	417
Change in fair values of derivatives and embedded derivatives – FIAs, net of offsets	68	(57)
Integration, restructuring and other non-operating expenses	(8)	(11)
Stock compensation expense	(2)	(3)
Income tax (expense) benefit – non-operating	(15)	4
Less: Total non-operating adjustments	(31)	350
Adjusted operating income	$288	$370

Adjusted operating income by segment
Retirement Services	$287	$376
Corporate and Other	1	(6)
Adjusted operating income	$288	$370

Earnings per common share – basic[1]	$1.30	$3.76
Earnings per common share – diluted Class A2	$1.30	$3.75
Adjusted operating earnings per common share[3]	$1.47	$1.95
Weighted average common shares outstanding – basic[1]	197.3	191.2
Weighted average common shares outstanding – diluted Class A2	164.8	158.8
Weighted average common shares outstanding – adjusted operating[3]	195.1	189.4

1 Basic earnings per common share, including basic weighted average common shares outstanding includes all classes eligible to participate in dividends for each period presented.
2 Diluted earnings per common share on a GAAP basis for Class A common shares, including diluted Class A weighted average common shares outstanding, includes the dilutive impacts, if any, of Class B common shares, Class M common shares and any other stock-based awards. Such dilutive securities totaled 349,391 weighted average shares for the quarter. Diluted earnings per share on a GAAP basis for Class A common shares are based on allocated net income of $596 million (83% of net income) and $214 million (83% of net income) for the three months ended June 30, 2019 and 2018, respectively.
3 Weighted average common shares outstanding – adjusted operating assumes conversion or settlement of all outstanding items that are able to be converted to or settled in Class A common shares, including the impacts of Class B common shares on a one-for-one basis, the impacts of all Class M common shares net of the conversion price and any other stock-based awards, but excluding any awards for which the exercise or conversion price exceeds the market value of Class A common shares on the applicable measurement date. Our Class B common shares are economically equivalent to Class A common shares and can be converted to Class A common shares on a one-for-one basis at any time. Our Class M common shares are in the legal form of shares but economically function as options as they are convertible into Class A shares after vesting and settlement of the conversion price. In calculating Class A diluted earnings per share on a GAAP basis, we are required to apply sequencing rules to determine the dilutive impacts, if any, of our Class B common shares, Class M common shares and any other stock-based awards. To the extent our Class B common shares, Class M common shares and/or any other stock-based awards are not dilutive they are excluded. We believe this non-GAAP measure is an appropriate economic representation of our share counts for use in an economic view of adjusted operating earnings per share.
Segment Results
Retirement Services
For the second quarter 2019, adjusted operating income in Retirement Services was $376 million, an increase of $89 million, or 31%, from the second quarter 2018, resulting in an adjusted operating ROE of 18.9%. The increase in adjusted operating income over the prior year quarter was primarily driven by an increase of $338 million in investment income primarily due to invested asset growth, as well as strong alternative asset returns.
The net investment spread, which measures net investment earnings less cost of funds, was 1.68% of average invested assets for the second quarter 2019, a decrease of 22 basis points from the second quarter 2018. The decrease from the prior year quarter was driven by a lower net investment earned rate ("NIER") and a higher cost of funds. The net investment spread of 1.68% in the second quarter 2019 increased 32 basis points quarter-over-quarter from 1.36% in the first quarter 2019, primarily driven by the strong alternative investment performance in the period.
The NIER was 4.63% for the second quarter 2019, a decrease of 11 basis points from the prior year quarter, primarily due to lower onboarded rates on the Voya and Lincoln assets. The annualized return on alternative investments during the second quarter 2019 was 14.46%, compared to 11.28% in the prior year quarter, reflecting broad-based strength across the alternatives portfolio, including the lagged effect of positive equity market performance in the first quarter 2019 and tightening credit spreads.

Cost of funds, which is comprised of the total cost of crediting on deferred annuities and institutional products as well as other liability costs, was 2.95% for the second quarter 2019, an increase of 11 basis points from the second quarter 2018. Total cost of crediting was 1.92% for the second quarter 2019, an increase of 14 basis points from the prior year quarter, driven by higher option costs for deferred annuities and the increase in institutional deposits within the overall business mix. Cost of crediting on deferred annuities was 1.98% and the cost of crediting on institutional business was 3.76%. Other liability costs were 1.03% for the second quarter 2019, a decrease of 3 basis points from the prior year quarter primarily due to the declining mix of deferred annuity expenses within cost of funds.
Corporate & Other
In the second quarter 2019, the adjusted operating loss was $6 million in Corporate & Other, a decrease of $7 million from adjusted operating income of $1 million in the second quarter 2018. The decrease was driven by a lower balance of excess capital generating earnings and higher operating expenses, partially offset by higher alternative investment income.
Share Repurchase Activity
From December 2018 through July 2019, Athene repurchased 12.9 million shares of its common stock for $542 million under previously announced share repurchase programs. During this period, shares were purchased at an average cost of $42.08 per share and an average price-to-book value multiple of 0.9x. This activity includes 8.8 million shares repurchased during the second quarter 2019 for $376 million.
Athene's Board of Directors has increased the share repurchase authorization by $350 million, effective immediately. As of August 5, 2019, Athene has total outstanding share repurchase capacity of $425 million.
Update on Strategic Capital Solution (ACRA)
In May 2019, Athene announced the formation of a strategic capital solution called Athene Co-Invest Reinsurance Affiliate ("ACRA"). This shareholder-friendly, strategic capital solution will allow Athene the flexibility to simultaneously deploy capital across multiple accretive avenues, while maintaining a strong balance sheet position. With this solution, Athene will be able to achieve various business objectives in a manner that is accretive to shareholders, minimizes the potential need for additional primary issuances in the future, and eliminates the impact undeployed on-balance sheet capital has on key financial measures, such as ROE. To date, unfunded capital commitments for Apollo/Athene Dedicated Investment Program (“ADIP”), the investment fund managed by Apollo Global Management that will help capitalize ACRA, are nearly $1.5 billion, and significant additional commitments are expected to close over the coming months. Additional information on ACRA and ADIP can be found in a presentation previously posted on Athene's website at ir.athene.com.
Conference Call Information
Athene will host a conference call today, Monday, August 5, 2019, at 10 a.m. ET. During the call, members of Athene's senior management team will review Athene's financial results for the second quarter ended June 30, 2019. This press release, the second quarter 2019 earnings presentation and financial supplement are posted to Athene’s website at ir.athene.com.

•	Live conference call: Toll-free at (866) 901-0811 (domestic) or +1 (346) 354-0810 (international)

•	Conference call replay available through August 21, 2019 at (800) 585-8367 (domestic) or
+1 (404) 537-3406 (international)

•	Conference ID number: 5889279

•	Live and archived webcast available at ir.athene.com

Investor Relations Contact:	Media Contact:
Noah Gunn	Karen Lynn
+1 441-279-8534	+1 441-279-8460
+1 646-768-7309	+1 515-342-3910
ngunn@athene.com	klynn@athene.com
About Athene Holding Ltd.
Athene, through its subsidiaries, is a leading retirement services company that issues, reinsures and acquires retirement savings products designed for the increasing number of individuals and institutions seeking to fund retirement needs. The products offered by Athene include:

•	Retail fixed, fixed indexed and index-linked annuity products;

•	Reinsurance arrangements with third-party annuity providers; and

•	Institutional products, such as funding agreements and group annuity contracts related to pension risk transfers.

Athene had total assets of $139.0 billion as of June 30, 2019. Athene's principal subsidiaries include Athene Annuity & Life Assurance Company, a Delaware-domiciled insurance company, Athene Annuity and Life Company, an Iowa-domiciled insurance company, Athene Annuity & Life Assurance Company of New York, a New York-domiciled insurance company and Athene Life Re Ltd., a Bermuda-domiciled reinsurer.
Further information about our companies can be found at athene.com.
Non-GAAP Measures
In addition to our results presented in accordance with GAAP, we present certain financial information that includes non-GAAP measures. Management believes the use of these non-GAAP measures, together with the relevant GAAP measures, provides information that may enhance an investor’s understanding of our results of operations and the underlying profitability drivers of our business. The majority of these non-GAAP measures are intended to remove from the results of operations the impact of market volatility (other than with respect to alternative investments) as well as integration, restructuring and certain other expenses which are not part of our underlying profitability drivers, as such items fluctuate from period to period in a manner inconsistent with these drivers. These measures should be considered supplementary to our results in accordance with GAAP and should not be viewed as a substitute for the corresponding GAAP measures. See Non-GAAP Measure Reconciliations for the appropriate reconciliations to the corresponding GAAP measures.

Adjusted operating income is a non-GAAP measure used to evaluate our financial performance excluding market volatility and expenses related to integration, restructuring, stock compensation and other expenses. Our adjusted operating income equals net income adjusted to eliminate the impact of the following (collectively, the “non-operating adjustments”):

•	Investment Gains (Losses), Net of Offsets

•	Change in Fair Values of Derivatives and Embedded Derivatives – FIAs, Net of Offsets

•	Integration, Restructuring and Other Non-Operating Expenses

•	Stock Compensation Expense

•	Bargain Purchase Gain

•	Income Tax (Expense) Benefit – Non-Operating

We consider these non-operating adjustments to be meaningful adjustments to net income for the reasons discussed in greater detail above. Accordingly, we believe using a measure which excludes the impact of these items is useful in analyzing our business performance and the trends in our results of operations. Together with net income, we believe adjusted operating income provides a meaningful financial metric that helps investors understand our underlying results and profitability. Adjusted operating income should not be used as a substitute for net income.

Adjusted operating ROA is a non-GAAP measure used to evaluate our financial performance and profitability. Adjusted operating ROA is computed using our adjusted operating income divided by average invested assets for the relevant period. To enhance the ability to analyze these measures across periods, interim periods are annualized. While we believe each of these metrics are meaningful financial metrics and enhance our understanding of the underlying profitability drivers of our business, they should not be used as a substitute for ROA presented under GAAP.

Adjusted operating ROE is a non-GAAP measure used to evaluate our financial performance excluding the impacts of AOCI and the cumulative change in fair value of funds withheld and modco reinsurance assets, in each case net of DAC, DSI, rider reserve and tax offsets. Adjusted common shareholders’ equity is calculated as the ending shareholders’ equity available to common shareholders excluding AOCI, the cumulative change in fair value of funds withheld and modco reinsurance assets and preferred stock. Adjusted operating ROE is calculated as the adjusted operating income, divided by average adjusted common shareholders’ equity. These adjustments fluctuate period to period in a manner inconsistent with our underlying profitability drivers as the majority of such fluctuation is related to the market volatility of the unrealized gains and losses associated with our AFS securities. Except with respect to reinvestment activity relating to acquired blocks of businesses, we typically buy and hold AFS investments to maturity throughout the duration of market fluctuations, therefore, the period-over-period impacts in unrealized gains and losses are not necessarily indicative of current operating fundamentals or future performance. Accordingly, we believe using measures which exclude AOCI and the cumulative change in fair value of funds withheld and modco reinsurance assets are useful in analyzing trends in our operating results. To enhance the ability to analyze these measures across periods, interim periods are annualized. Adjusted operating ROE should not be used as a substitute for ROE. However, we believe the adjustments to equity are significant to gaining an understanding of our overall financial performance.

Adjusted operating earnings per common share, weighted average common shares outstanding – adjusted operating and adjusted book value per common share are non-GAAP measures used to evaluate our financial performance and financial condition. The non-GAAP measures adjust the number of shares included in the corresponding GAAP measures to reflect the conversion or settlement of all shares and other stock-based awards outstanding. We believe using these measures represents an economic view of our share counts and provides a simplified and consistent view of our outstanding shares. Adjusted operating earnings per common share is calculated as the adjusted operating income, over the weighted average common shares outstanding – adjusted operating. Adjusted book value per common share is calculated as the adjusted common shareholders’ equity divided by the adjusted operating common shares outstanding. Our Class B common shares are economically equivalent to Class A common shares and can be converted to Class A common shares on a one-for-one basis at any time. Our Class M common shares are in the legal form of shares but economically function as options as they are convertible into Class A shares after vesting and payment of the conversion price. In calculating Class A diluted earnings per share on a GAAP basis, we are required to apply sequencing rules to determine the dilutive impacts, if any, of our Class B common shares, Class M common shares and any other stock-based awards. To the extent our Class B common shares, Class M common shares and/or any other stock-based awards are not dilutive, after considering the dilutive effects of the more dilutive securities in the sequence, they are excluded. Weighted average common shares outstanding – adjusted operating and adjusted operating common shares outstanding assume conversion or settlement of all outstanding items that are able to be converted to or settled in Class A common shares, including the impacts of Class B common shares on a one-for-one basis, the impacts of all Class M common shares net of the conversion price and any other stock-based awards, but excluding any awards for which the exercise or conversion price exceeds the market value of our Class A common shares on the applicable measurement date. For certain historical periods, Class M shares were not included due to issuance restrictions which were contingent upon our IPO. Adjusted operating earnings per common share, weighted average common shares outstanding – adjusted operating and adjusted book value per common share should not be used as a substitute for basic earnings per share – Class A common shares, basic weighted average common shares outstanding – Class A or book value per common share. However, we believe the adjustments to the shares and equity are significant to gaining an understanding of our overall results of operations and financial condition.

Adjusted debt to capital ratio is a non-GAAP measure used to evaluate our capital structure excluding the impacts of AOCI and the cumulative change in fair value of funds withheld and modco reinsurance assets, net of DAC, DSI, rider reserve and tax offsets. Adjusted debt to capital ratio is calculated as total debt excluding consolidated variable interest entities (VIEs) divided by adjusted shareholders’ equity. Adjusted debt to capital ratio should not be used as a substitute for the debt to capital ratio. However, we believe the adjustments to total debt and shareholders’ equity are significant to gaining an understanding of our capitalization, debt utilization and debt capacity.

Net investment spread is a key measurement of the financial health of our Retirement Services profitability. Net investment spread measures our investment performance less the total cost of our liabilities. Net investment earned rate is a key measure of our investment performance, while cost of funds is a key measure of the cost of our policyholder benefits and liabilities. Investment margin on our deferred annuities measures our investment performance less the cost of crediting for our deferred annuities, which make up a significant portion of our reserve liabilities.

•
Net investment earned rate is a non-GAAP measure we use to evaluate the performance of our invested assets that does not correspond to GAAP net investment income. Net investment earned rate is computed as the income from our invested assets divided by the average invested assets for the relevant period. To enhance the ability to analyze these measures across periods, interim periods are annualized. The adjustments to arrive at our net investment earned rate add alternative investment gains and losses, gains and losses related to trading securities for CLOs, net VIE impacts (revenues, expenses and noncontrolling interest) and the change in fair value of reinsurance assets. We include the income and assets supporting our change in fair value of reinsurance assets by evaluating the underlying investments of the funds withheld at interest receivables and we include the net investment income from those underlying investments which does not correspond to the GAAP presentation of change in fair value of reinsurance assets. We exclude the income and assets supporting business that we have exited through ceded reinsurance including funds withheld agreements. We believe the adjustments for reinsurance provide a net investment earned rate on the assets for which we have economic exposure.

•
Cost of funds includes liability costs related to cost of crediting on both deferred annuities and institutional products as well as other liability costs. Cost of funds is computed as the total liability costs divided by the average invested assets for the relevant period. To enhance the ability to analyze these measures across periods, interim periods are annualized.

◦
Cost of crediting includes the costs for both deferred annuities and institutional products. Cost of crediting on deferred annuities is the interest credited to the policyholders on our fixed strategies as well as the option costs on the indexed annuity strategies. With respect to FIAs, the cost of providing index credits includes the expenses incurred to fund the annual index credits, and where applicable, minimum guaranteed interest credited. Cost of crediting on institutional products is comprised of PRT costs including interest credited, benefit payments and other reserve changes, net of premiums received when issued, as well as funding agreement costs including the interest payments and other reserve changes. Cost of crediting is computed as the cost of crediting for deferred annuities and institutional products divided by the average invested assets for the relevant periods. Cost of crediting on deferred annuities is computed as the interest credited on fixed strategies and option costs on indexed annuity strategies divided by the average account value of our deferred annuities. Cost of crediting on institutional products is computed as the PRT and funding agreement costs divided by the average institutional reserve liabilities. Our average invested assets, account values and institutional reserve liabilities are averaged over the number of quarters in the relevant period to obtain our associated cost of crediting for such period. To enhance the ability to analyze these measures across periods, interim periods are annualized.

◦
Other liability costs include DAC, DSI and VOBA amortization, change in rider reserves, the cost of liabilities on products other than deferred annuities and institutional products, excise taxes, premiums, product charges and other revenues. We believe a measure like other liability costs is useful in analyzing the trends of our core business operations and profitability. While we believe other liability costs is a meaningful financial metric and enhances our understanding of the underlying profitability drivers of our business, it should not be used as a substitute for total benefits and expenses presented under GAAP.

Net investment earned rate, cost of funds, net investment spread and investment margin on deferred annuities are non-GAAP measures we use to evaluate the profitability of our business. We believe these metrics are useful in analyzing the trends of our business operations, profitability and pricing discipline. While we believe each of these metrics are meaningful financial metrics and enhance our understanding of the underlying profitability drivers of our business, they should not be used as a substitute for net investment income, interest sensitive contract benefits or total benefits and expenses presented under GAAP.

Operating expenses excludes integration, restructuring and other non-operating expenses, stock compensation expense, interest expense and policy acquisition expenses. We believe a measure like operating expenses is useful in analyzing the trends of our core business operations and profitability. While we believe operating expenses is a meaningful financial metric and enhances our understanding of the underlying profitability drivers of our business, it should not be used as a substitute for policy and other operating expenses presented under GAAP.

In managing our business we analyze invested assets, which does not correspond to total investments, including investments in related parties, as disclosed in our consolidated financial statements and notes thereto. Invested assets represents the investments that directly back our reserve liabilities as well as surplus assets. Invested assets is used in the computation of net investment earned rate, which allows us to analyze the profitability of our investment portfolio. Invested assets includes (a) total investments on the consolidated balance sheets with AFS securities at cost or amortized cost, excluding derivatives, (b) cash and cash equivalents and restricted cash, (c) investments in related parties, (d) accrued investment income, (e) the consolidated VIE assets, liabilities and noncontrolling interest, (f) net investment payables and receivables and (g) policy loans ceded (which offset the direct policy loans in total investments). Invested assets also excludes assets associated with funds withheld liabilities related to business exited through reinsurance agreements and derivative collateral (offsetting the related cash positions). We include the underlying investments supporting our assumed funds withheld and modco agreements in our invested assets calculation in order to match the assets with the income received. We believe the adjustments for reinsurance provide a view of the assets for which we have economic exposure. Our invested assets are averaged over the number of quarters in the relevant period to compute our net investment earned rate for such period.

Sales statistics do not correspond to revenues under GAAP, but are used as relevant measures to understand our business performance as it relates to deposits generated during a specific period of time. Our sales statistics include deposits for fixed rate annuities and FIAs and align with the LIMRA definition of all money paid into an individual annuity, including money paid into new contracts with initial purchase occurring in the specified period and existing contracts with initial purchase occurring prior to the specified period (excluding internal transfers).

Safe Harbor for Forward-Looking Statements
This press release contains, and certain oral statements made by our representatives from time to time may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results, events and developments to differ materially from those set forth in, or implied by, such statements. These statements are based on the beliefs and assumptions of Athene's management and the management of Athene's subsidiaries. Generally, forward-looking statements include actions, events, results, strategies and expectations and are often identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. Forward-looking statements within this press release include, but are not limited to, discussion relating to the ACRA capital raise and the benefits to be derived therefrom, discussion regarding the future outcome of Athene's capital allocation determinations, and discussion regarding future financial performance. Factors that could cause actual results, events and developments to differ include, without limitation: failure to close the ACRA capital raise or failure to achieve the benefits expected to be derived therefrom; the accuracy of our assumptions and estimates; our ability to maintain or improve financial strength ratings; our ability to manage our business in a highly regulated industry; regulatory changes or actions; the impact of our reinsurers failing to meet their assumed obligations; the impact of interest rate fluctuations; changes in the federal income tax laws and regulations; the accuracy of our interpretation of the Tax Cuts and Jobs Act, litigation (including class action litigation), enforcement investigations or regulatory scrutiny; the performance of third parties; the loss of key personnel; telecommunication, information technology and other operational systems failures; the continued availability of capital; new accounting rules or changes to existing accounting rules; general economic conditions; our ability to protect our intellectual property; the ability to maintain or obtain approval of the Delaware Department of Insurance, the Iowa Insurance Division and other regulatory authorities as required for our operations; and other factors discussed from time to time in Athene's filings with the SEC, including our annual report on Form 10-K for the year ended December 31, 2018, our quarterly report on Form 10-Q for the quarterly period ended March 31, 2019, and our current report on Form 8-K filed with the SEC on June 5, 2019, which can be found at the SEC’s website www.sec.gov.
All forward-looking statements described herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. We do not undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.
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Athene Holding Ltd.
Condensed Consolidated Balance Sheets (unaudited, in millions)

	December 31,	June 30,
	2018	2019
Assets
Investments
Available-for-sale securities, at fair value	$59,265	$66,878
Trading securities, at fair value	1,949	2,381
Equity securities, at fair value	216	336
Mortgage loans, net of allowances	10,340	11,912
Investment funds	703	722
Policy loans	488	480
Funds withheld at interest	15,023	15,307
Derivative assets	1,043	2,299
Short-term investments, at fair value	191	288
Other investments	122	119
Total investments	89,340	100,722
Cash and cash equivalents	2,911	4,847
Restricted cash	492	391
Investments in related parties
Available-for-sale securities, at fair value	1,437	1,740
Trading securities, at fair value	249	311
Equity securities, at fair value	120	344
Mortgage loans	291	287
Investment funds	2,232	2,578
Funds withheld at interest	13,577	13,737
Other investments	386	387
Accrued investment income	682	758
Reinsurance recoverable	5,534	5,678
Deferred acquisition costs, deferred sales inducements and value of business acquired	5,907	5,324
Other assets	1,635	1,224
Assets of consolidated variable interest entities
Investments
Trading securities, at fair value – related party	35	21
Equity securities, at fair value – related party	50	6
Investment funds	624	612
Cash and cash equivalents	2	1
Other assets	1	12
Total assets	$125,505	$138,980
(Continued)

Condensed Consolidated Balance Sheets (unaudited, in millions)

	December 31,	June 30,
	2018	2019
Liabilities
Interest sensitive contract liabilities	$96,610	$100,291
Future policy benefits	16,704	20,089
Other policy claims and benefits	142	147
Dividends payable to policyholders	118	116
Long-term debt	991	991
Derivative liabilities	85	80
Payables for collateral on derivatives	969	2,183
Funds withheld liability	721	759
Other liabilities	888	1,958
Liabilities of consolidated variable interest entities	1	1
Total liabilities	117,229	126,615

Equity
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	3,462	4,144
Retained earnings	5,286	6,461
Accumulated other comprehensive income	(472)	1,760
Total shareholders' equity	8,276	12,365
Total liabilities and equity	$125,505	$138,980
(Concluded)
Condensed Consolidated Statements of Income (unaudited, in millions)

	Three months ended June 30,
	2018	2019
Revenue
Premiums	$731	$733
Product charges	106	132
Net investment income	958	1,161
Investment related gains (losses)	(2)	1,316
OTTI investment losses
OTTI losses	—	(7)
OTTI losses reclassified to (from) OCI	—	1
Net OTTI losses	—	(6)
Other revenues	6	9
Revenues of consolidated variable interest entities
Net investment income	14	21
Investment related gains (losses)	(11)	3
Total revenues	1,802	3,369
Benefits and Expenses
Interest sensitive contract benefits	342	1,094
Amortization of DSI	23	13
Future policy and other policy benefits	864	1,057
Amortization of DAC and VOBA	89	261
Dividends to policyholders	9	9
Policy and other operating expenses	154	185
Total benefits and expenses	1,481	2,619
Income before income taxes	321	750
Income tax expense	64	30
Net income	$257	$720

Non-GAAP Measure Reconciliations

The reconciliation of basic earnings per Class A common share to adjusted operating earnings per common share is as follows:

	Three months ended June 30,
	2018	2019
Basic earnings per share – Class A common shares	$1.30	$3.76
Non-operating adjustments
Investment gains (losses), net of offsets	(0.38)	2.20
Change in fair values of derivatives and embedded derivatives – FIAs, net of offsets	0.35	(0.30)
Integration, restructuring and other non-operating expenses	(0.05)	(0.06)
Stock compensation expense	(0.02)	(0.02)
Income tax (expense) benefit – non-operating	(0.08)	0.02
Less: Total non-operating adjustments	(0.18)	1.84
Less: Effect of items convertible to or settled in Class A common shares	0.01	(0.03)
Adjusted operating earnings per common share	$1.47	$1.95

The reconciliation of basic weighted average Class A common shares to weighted average common shares outstanding – adjusted operating, is as follows:

	Three months ended June 30,
(In millions)	2018	2019
Basic weighted average common shares outstanding – Class A	164.5	158.5
Conversion of Class B shares to Class A shares	25.5	25.4
Conversion of Class M shares to Class A shares	4.7	5.1
Effect of other stock compensation plans	0.4	0.4
Weighted average common shares outstanding – adjusted operating	195.1	189.4

The reconciliation of shareholders’ equity to adjusted common shareholders’ equity included in adjusted book value per common share, adjusted debt to capital ratio, and adjusted operating ROE is as follows:

	June 30,
(In millions)	2018	2019
Total shareholders' equity	$8,462	$12,365
Less: Preferred stock	—	839
Total common shareholders' equity	8,462	11,526
Less: AOCI	147	1,760
Less: Accumulated change in fair value of reinsurance assets	12	639
Total adjusted common shareholders' equity	$8,303	$9,127

Retirement Services	$6,050	$7,704
Corporate and Other	2,253	1,423
Total adjusted common shareholders' equity	$8,303	$9,127

The reconciliation of average shareholders’ equity to average adjusted common shareholders’ equity included in adjusted operating ROE is as follows:

	Three months ended June 30,
(In millions)	2018	2019
Average shareholders' equity	$8,575	$11,241
Less: Average preferred stock	—	420
Less: Average AOCI	391	1,233
Less: Average accumulated change in fair value of reinsurance assets	60	474
Average adjusted common shareholders' equity	$8,124	$9,114

Retirement Services	$5,772	$7,952
Corporate and Other	2,352	1,162
Average adjusted common shareholders' equity	$8,124	$9,114

The reconciliation of basic Class A common shares outstanding to adjusted operating common shares outstanding is as follows:

	June 30,
(In millions)	2018	2019
Class A common shares outstanding	164.5	152.6
Conversion of Class B shares to Class A shares	25.5	25.4
Conversion of Class M shares to Class A shares	5.4	5.3
Effect of other stock compensation plans	1.0	1.1
Adjusted operating common shares outstanding	196.4	184.4

The reconciliation of book value per common share to adjusted book value per common share is as follows:

	December 31,	June 30,
	2009	2018	2019
Book value per common share	$11.62	$42.89	$66.69
Preferred stock	—	—	(4.53)
AOCI	(0.13)	(0.75)	(9.49)
Accumulated change in fair value of reinsurance assets	—	(0.06)	(3.45)
Effect of items convertible to or settled in Class A common shares	—	0.19	0.28
Adjusted book value per common share	$11.49	$42.27	$49.50

The reconciliation of debt to capital ratio to adjusted debt to capital ratio is as follows:

	June 30,
(In millions)	2018	2019
Total debt	$1,174	$991
Total shareholders' equity	8,462	12,365
Total capitalization	9,636	13,356
Less: AOCI	147	1,760
Less: Accumulated change in fair value of reinsurance assets	12	639
Total adjusted capitalization	$9,477	$10,957

Debt to capital ratio	12.2%	7.4%
AOCI	0.2%	1.2%
Accumulated change in fair value of reinsurance assets	—%	0.4%
Adjusted debt to capital ratio	12.4%	9.0%

The reconciliation of net investment income to net investment earnings and earned rate is as follows:

	Three months ended June 30,
	2018		2019
(In millions)	Dollar	Rate	Dollar	Rate
GAAP net investment income	$958	4.47%	$1,161	4.03%
Change in fair value of reinsurance assets	72	0.34%	161	0.56%
Net VIE earnings	1	—%	24	0.09%
Alternative income gain (loss)	(1)	—%	12	0.04%
Held for trading amortization	(21)	(0.10)%	(13)	(0.05)%
Total adjustments to arrive at net investment earnings/earned rate	51	0.24%	184	0.64%
Total net investment earnings/earned rate	$1,009	4.71%	$1,345	4.67%

Retirement Services	$983	4.74%	$1,321	4.63%
Corporate and Other	26	3.71%	24	8.39%
Total net investment earnings/earned rate	$1,009	4.71%	$1,345	4.67%

Retirement Services average invested assets	$82,879		$114,059
Corporate and Other average invested assets	2,848		1,162
Average invested assets	$85,727		$115,221

The reconciliation of interest sensitive contract benefits to Retirement Services' cost of crediting, and the respective rates, is as follows:

	Three months ended June 30,
	2018		2019
(In millions)	Dollar	Rate	Dollar	Rate
GAAP interest sensitive contract benefits	$342	1.65%	$1,094	3.84%
Interest credited other than deferred annuities and institutional products	9	0.04%	50	0.18%
FIA option costs	206	0.99%	280	0.98%
Product charges (strategy fees)	(23)	(0.11)%	(29)	(0.10)%
Reinsurance embedded derivative impacts	3	0.02%	14	0.05%
Change in fair values of embedded derivatives – FIAs	(178)	(0.85)%	(868)	(3.05)%
Negative VOBA amortization	7	0.03%	7	0.02%
Other changes in interest sensitive contract liabilities	2	0.01%	(1)	—%
Total adjustments to arrive at cost of crediting	26	0.13%	(547)	(1.92)%
Retirement Services cost of crediting	$368	1.78%	$547	1.92%

Retirement Services cost of crediting on deferred annuities	$318	1.92%	$448	1.98%
Retirement Services cost of crediting on institutional products	50	3.16%	99	3.76%
Retirement Services cost of crediting	$368	1.78%	$547	1.92%

Retirement Services average invested assets	$82,879		$114,059
Average account value on deferred annuities	66,241		90,675
Average institutional reserve liabilities	6,341		10,470

The reconciliation of benefits and expenses to other liability costs is as follows:

	Three months ended June 30,
(In millions)	2018	2019
GAAP benefits and expenses	$1,481	$2,619
Premiums	(731)	(733)
Product charges	(106)	(132)
Other revenues	(6)	(9)
Cost of crediting	(159)	(253)
Change in fair value of embedded derivatives – FIA, net of offsets	(237)	(817)
DAC, DSI and VOBA amortization related to investment gains and losses	26	(181)
Rider reserves	6	(24)
Policy and other operating expenses, excluding policy acquisition expenses	(98)	(117)
AmerUs closed block fair value liability	36	(59)
Other	8	1
Total adjustments to arrive at other liability costs	(1,261)	(2,324)
Other liability costs	$220	$295

Retirement Services	$220	$295
Corporate and Other	—	—
Consolidated other liability costs	$220	$295

The reconciliation of policy and other expenses to operating expenses is as follows:

	Three months ended June 30,
(In millions)	2018	2019
Policy and other operating expenses	$154	$185
Interest expense	(16)	(15)
Policy acquisition expenses, net of deferrals	(58)	(69)
Integration, restructuring and other non-operating expenses	(8)	(11)
Stock compensation expenses	(2)	(3)
Total adjustments to arrive at operating expenses	(84)	(98)
Operating expenses	$70	$87

Retirement Services	$56	$68
Corporate and Other	14	19
Consolidated operating expenses	$70	$87

The reconciliation of total investments, including related parties, to invested assets is as follows:

	June 30,
(In millions)	2018	2019
Total investments, including related parties	$98,682	$120,106
Derivative assets	(1,929)	(2,299)
Cash and cash equivalents (including restricted cash)	3,786	5,238
Accrued investment income	662	758
Payables for collateral on derivatives	(1,746)	(2,183)
Reinsurance funds withheld and modified coinsurance	(130)	(1,236)
VIE and VOE assets, liabilities and noncontrolling interest	809	656
Unrealized (gains) losses	(370)	(3,084)
Ceded policy loans	(297)	(280)
Net investment receivables (payables)	(858)	(1,005)
Total adjustments to arrive at invested assets	(73)	(3,435)
Total invested assets	$98,609	$116,671